EX-99.A(3) 2 dex99a3.htm AMENDED & RESTATED
DESIGNATION OF SERIES OF SHARES OF BENEFICIAL
INTERESTS
Exhibit (a)(3)
LEGG MASON PARTNERS INCOME TRUST
Amended and Restated
Designation of Series of Shares of Beneficial
Interests in the Trust
(Effective as of May 14, 2008)
     WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided the Shares of the Trust into 29 Series; and
     WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration have authorized the name of the Series previously known as ?Legg Mason Partners Short/Intermediate U.S.
Government Fund? to be changed to ?Legg Mason
Partners Intermediate-Term U.S. Government Fund?
effective as of May 14, 2008, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below; and
     WHEREAS, the Trustee(s) of the Trust wish to amend and restate the Designation of Series of Shares of Beneficial Interests in the Trust to reflect the new name of such Series;
     NOW THEREFORE, the following Series of the Trust have been established and designated, with such rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:


1.
Legg Mason Partners Adjustable Rate Income Fund


2.
Legg Mason Partners California Municipals Fund


3.
Legg Mason Partners California Tax Free Bond
Fund`


4.
Legg Mason Partners Core Bond Fund


5.
Legg Mason Partners Core Plus Bond Fund


6.
Legg Mason Partners Diversified Strategic Income
Fund


7.
Legg Mason Partners Global High Yield Bond Fund


8.
Legg Mason Partners Global Income Fund


9.
Legg Mason Partners Government Securities Fund


10.
Legg Mason Partners High Income Fund


11.
Legg Mason Partners Inflation Management Fund


12.
Legg Mason Partners Intermediate Maturity
California Municipals Fund


13.
Legg Mason Partners Intermediate Maturity New
York Municipals Fund


14.
Legg Mason Partners Intermediate-Term Municipals
Fund


15.
Legg Mason Partners Intermediate-Term U.S.
Government Fund


16.
Legg Mason Partners Investment Grade Bond Fund


17.
Legg Mason Partners Managed Municipals Fund


18.
Legg Mason Partners Massachusetts Municipals Fund


19.
Legg Mason Partners Municipal High Income Fund


20.
Legg Mason Partners New Jersey Municipals Fund


21.
Legg Mason Partners New York Municipals Fund


22.
Legg Mason Partners New York Tax Free Bond Fund


23.
Legg Mason Partners Oregon Municipals Fund


24.
Legg Mason Partners Pennsylvania Municipals Fund


25.
Legg Mason Partners Short Duration Municipal
Income Fund


26.
Legg Mason Partners Short-Term Investment Grade
Bond Fund


27.
Legg Mason Partners Strategic Bond Fund


28.
Legg Mason Partners Tax Efficient Core Plus
Income Fund


29.
Western Asset Emerging Markets Debt Portfolio


30.
Western Asset Global High Yield Bond Portfolio

1. Each Share of each Series shall have a par value of $0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.
2. The number of authorized Shares of each Series is unlimited.
3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust?s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (?Prospectus?). Each
Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.
4. With respect to the Shares of each Series, (a) the time and method of determining the purchase price,
(b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.
5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.
6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.
7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

-2-

LEGG MASON PARTNERS INCOME TRUST
Amended and Restated
Designation of Classes
(Effective as of May 14, 2008)
     WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided the Series of the Trust into one of more
Classes of Shares; and
     WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration have authorized the name of the Series previously known as ?Legg Mason Partners Short/Intermediate U.S.
Government Fund? to be changed to ?Legg Mason
Partners Intermediate-Term U.S. Government Fund?
effective as of May 14, 2008, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below; and
     WHEREAS, the Trustees of the Trust wish to amend and restate the Designation of Classes to reflect the new name of such Series;
     NOW THEREFORE, the Classes listed below with respect to the identified Series of the Trust have been established and designated, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:








SERIES

CLASSES



1.

Legg Mason Partners
Adjustable Rate Income
Fund

A, B, C, I, FI, R
2.

Legg Mason Partners
California Municipals Fund

A, B, C, I, FI
3.

Legg Mason Partners
California Tax Free Bond
Fund

A, B, C, O
4.

Legg Mason Partners Core
Bond Fund

A, B, C, I, FI, R
5.

Legg Mason Partners Core
Plus Bond Fund

A, B, C, I, FI, R
6.

Legg Mason Partners
Diversified Strategic
Income Fund

A, B, C, I, FI, R
7.

Legg Mason Partners Global
High Yield Bond Fund

A, B, C, I, FI, R
8.

Legg Mason Partners Global
Income Fund

A, B, C, FI, R
9.

Legg Mason Partners
Government Securities Fund

A, B, C, I, 1, FI, R
10.

Legg Mason Partners High
Income Fund

A, B, C, I, FI, R
11.

Legg Mason Partners
Inflation Management Fund

A, C, I, FI, R
12.

Legg Mason Partners
Intermediate Maturity
California Municipals Fund

A, C, I, FI, R
13.

Legg Mason Partners
Intermediate Maturity New
York Municipals Fund

A, C, I, FI, R
14.

Legg Mason Partners
Intermediate-Term
Municipals Fund

A, B, C, O, I, FI, R
15.

Legg Mason Partners
Intermediate-Term U.S.
Government Fund

A, B, C, O, FI, R
16.

Legg Mason Partners
Investment Grade Bond Fund

A, B, C, I, FI, R
17.

Legg Mason Partners
Managed Municipals Fund

A, B, C, I, 1, FI
18.

Legg Mason Partners
Massachusetts Municipals
Fund

A, B, C, I, FI, R
19.

Legg Mason Partners
Municipal High Income Fund

A, B, C, I, FI, R
20.

Legg Mason Partners New
Jersey Municipals Fund

A, B, C, I, FI, R
21.

Legg Mason Partners New
York Municipals Fund

A, B, C, I, FI, R
22.

Legg Mason Partners New
York Tax Free Bond Fund

A, B, C, O
23.

Legg Mason Partners Oregon
Municipals Fund

A, B, C, I, FI, R
24.

Legg Mason Partners
Pennsylvania Municipals
Fund

A, B, C, I, FI, R
25.

Legg Mason Partners Short
Duration Municipal Income
Fund

A, C, I, FI, R
26.

Legg Mason Partners Short-
Term Investment Grade Bond
Fund

A, B, C, I, FI, R
27.

Legg Mason Partners
Strategic Bond Fund

A, B, C, O, I
28.

Legg Mason Partners Tax
Efficient Core Plus Income
Fund

?
29.

Western Asset Emerging
Markets Debt Portfolio

I*, FI
30.

Western Asset Global High
Yield Bond Portfolio

I*, FI

* The existing undesignated class of shares of this series shall be renamed Class I shares as of the effective date of the registration of the offering of Class FI shares of this series.
1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.
2. The number of authorized Shares of each Class is unlimited.
3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust?s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (?Prospectus?). The
Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.
4. With respect to the Shares of a Class of a Series,
(a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and
(i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.
5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued
Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more
Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.
6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.
7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.